EXHIBIT A

JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and any subsequent amendments thereto, and have duly executed this joint filing agreement as of the date set forth below.

Dated: June 21, 2022

CK OPPORTUNITIES WOLVERINE S.À R.L

By:	/s/ Stefan Corthouts
Name:	Stefan Corthouts
Title:	A Manager

By:	/s/ Ajit Singh Rai
Name:	Ajit Singh Rai
Title:	B Manager

CK OPPORTUNITIES FUND I, LP

By: CK OPPORTUNITIES GP, LLC, its general partner,

By:	/s/ Tom LaMacchia
Name:	Tom LaMacchia
Title:	Authorised Signatory

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	Authorised Signatory

CK OPPORTUNITIES GP, LLC

By:	/s/ Tom LaMacchia
Name:	Tom LaMacchia
Title:	Authorised Signatory

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	Authorised Signatory

CERTARES OPPORTUNITIES LLC

By: CERTARES MANAGEMENT LLC, its Sole Member,

By:	/s/ Tom LaMacchia
Name:	Tom LaMacchia
Title:	Managing Director & General Counsel

KNIGHTHEAD OPPORTUNITIES CAPITAL MANAGEMENT, LLC

By:	/s/ Laura Torrado
Name:	Laura Torrado
Title:	General Counsel

[Signature Page to Joint Filing Agreement]